                                                                   Exhibit 10.71

                                                                  EXECUTION COPY




                             RESTRUCTURING AGREEMENT



                                  by and among



                        AQUIS COMMUNICATIONS GROUP, INC.,



                          DESERT COMMUNICATIONS I, LLC



                                       and



                           FINOVA CAPITAL CORPORATION



                                  July 1, 2002

                                TABLE OF CONTENTS

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                                                                                                               Page
ARTICLE I     PURCHASE, SALE AND CLOSING..........................................................................3
         1.01 Filing of Certificate...............................................................................3
         1.02 Purchase and Sale...................................................................................3
         1.03 Purchase Price......................................................................................3
         1.04 The Conversion Shares...............................................................................3
         1.05 Closing.............................................................................................3

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................4
         2.01 Organization and Standing of the Company............................................................4
         2.02 Corporate Action....................................................................................4
         2.03 Consents and Approvals..............................................................................4
         2.04 Litigation..........................................................................................5
         2.05 Certain Agreements of Officers and Employees........................................................5
         2.06 Compliance with Other Instruments...................................................................5
         2.07 Title to Assets.....................................................................................5
         2.08 Financial Information...............................................................................6
         2.09 Taxes...............................................................................................7
         2.10 ERISA...............................................................................................8
         2.11 Licenses; FCC Matters..............................................................................10
         2.12 Transactions with Affiliates.......................................................................11
         2.13 Investments in Other Persons; Subsidiaries.........................................................11
         2.14 Real Property......................................................................................11
         2.15 Intentionally Omitted..............................................................................12
         2.16 Intellectual Property..............................................................................12
         2.17 Capitalization; Status of Capital Stock............................................................14
         2.18 Registration Rights................................................................................15
         2.19 Customers and Suppliers............................................................................15
         2.20 Insurance..........................................................................................15
         2.21 Books and Records..................................................................................15
         2.22 Accounting Controls................................................................................16
         2.23 Material Agreements................................................................................16
         2.24 Absence of Certain Developments....................................................................16
         2.25 Labor Relations; Employment Law Compliance; Employees..............................................18
         2.26 Environmental, Health And Safety Matters...........................................................18
         2.27 Compliance with Laws...............................................................................19
         2.28 Securities Act of 1933.............................................................................20
         2.29 Brokers or Finders.................................................................................20
         2.30 Disclosure.........................................................................................20

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF PURCHASER AND FINOVA.............................................20
         3.01 Authority; Authorization...........................................................................20
         3.02 Investment Representations.........................................................................21
         3.03 Access to Information..............................................................................21

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                                                                                                               Page
         3.04 Sophistication and Knowledge.......................................................................21
         3.05 Transfer Restrictions Imposed by Securities Laws...................................................21
         3.06 Accredited Investor Status.........................................................................22
         3.07 Brokers or Finders.................................................................................22

ARTICLE IV    COVENANTS OF THE COMPANY AND PURCHASER.............................................................22
         4.01 Pre-Closing Covenants..............................................................................22
         4.02 Post-Closing Covenants.............................................................................24

ARTICLE V     CONDITIONS TO PURCHASER'S AND FINOVA'S OBLIGATIONS.................................................25
         5.01 Representations and Warranties.....................................................................26
         5.02 Agreements and Covenants...........................................................................26
         5.03 Requisite Approvals................................................................................26
         5.04 Board Seats........................................................................................26
         5.05 Certificate of Designation.........................................................................26
         5.06 Opinion of Counsel to Company......................................................................26
         5.07 Documentation at Closing...........................................................................26
         5.08 Good Standing Certificates.........................................................................27
         5.09 Resignations.......................................................................................27
         5.10 Employment Agreements..............................................................................27
         5.11 Investor Rights Agreement..........................................................................27
         5.12 Termination and Release of Certain Agreements......................................................27
         5.13 Subordination Agreement............................................................................28
         5.14 Restructuring Loan Agreement.......................................................................28
         5.15 AMRO Agreement.....................................................................................28
         5.16 Existing Preferred Agreement.......................................................................28
         5.17 Approval by Purchaser..............................................................................28
         5.18 Material Adverse Change............................................................................28

ARTICLE VI    CONDITIONS TO THE COMPANY'S OBLIGATIONS............................................................28
         6.01 Representations and Warranties.....................................................................28
         6.02 Performance........................................................................................28
         6.03 Requisite Approvals................................................................................28
         6.04 Restructuring Loan Agreement.......................................................................29
         6.05 Opinion of Counsel to the Purchaser and FINOVA.....................................................29

ARTICLE VII   INDEMNIFICATION....................................................................................29
         7.01 Survival...........................................................................................29
         7.02 Obligation of the Company to Indemnify.............................................................29
         7.03 Obligation of Purchaser to Indemnify...............................................................29
         7.04 Defense by Indemnifying Parties....................................................................29

ARTICLE VIII  GLOSSARY...........................................................................................31
         8.01 Certain Defined Terms..............................................................................31
         8.02 Accounting Terms...................................................................................36

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                                                                                                               Page
ARTICLE IX    MISCELLANEOUS......................................................................................37
         9.01 No Waiver; Cumulative Remedies.....................................................................37
         9.02 Amendments, Waivers and Consents...................................................................37
         9.03 Addresses for Notices..............................................................................37
         9.04 Costs, Expenses and Taxes..........................................................................37
         9.05 Effectiveness; Binding Effect; Assignment; No Third Party Rights...................................37
         9.06 Prior Agreements...................................................................................38
         9.07 Severability.......................................................................................38
         9.08 Governing Law......................................................................................38
         9.09 Jurisdiction; Service of Process...................................................................38
         9.10 Headings...........................................................................................38
         9.11 Counterparts.......................................................................................38
         9.12 Further Assurances.................................................................................38
         9.13 Transfer...........................................................................................39

                                  EXHIBIT INDEX


Exhibit A             -    Form of Certificate of Designation

Exhibit B-1           -    Form of Purchaser Warrant A

Exhibit B-2           -    Form of Purchaser Warrant B

Exhibit C             -    Form of Investor Rights Agreement

Exhibit D             -    Form of Subordination Agreement

Exhibit E             -    AMRO Agreement

Exhibit F             -    Existing Preferred Agreement

Exhibit G             -    Form of Termination and Release Agreement




                                LIST OF SCHEDULES


Schedule 2.03         -    Consents and Approvals

Schedule 2.04         -    Litigation

Schedule 2.05         -    Officers and Employees

Schedule 2.06A        -    Compliance with Other Instruments

Schedule 2.06B        -    Schedule of Indebtedness

Schedule 2.08A        -    Company SEC Documents

Schedule 2.08B        -    Undisclosed Liabilities

Schedule 2.09         -    Taxes

Schedule 2.10         -    ERISA Matters

Schedule 2.11         -    Licenses

Schedule 2.12         -    Transactions with Affiliates

Schedule 2.13         -    Investments in Other Persons; Subsidiaries

Schedule 2.14         -    Real Property

Schedule 2.16         -    Intellectual Property

Schedule 2.17A        -    Capitalization

Schedule 2.17B        -    Existing Preferred Stock

Schedule 2.17C        -    Stock Options

Schedule 2.17D        -    Transfer Restrictions

Schedule 2.18         -    Registration Rights

Schedule 2.19         -    Customers and Suppliers

Schedule 2.23         -    Material Agreements

Schedule 2.24         -    Recent Developments in Company

Schedule 2.25         -    Employment Matters

Schedule 2.27         -    Compliance with Laws

Schedule 2.29         -    Brokers or Finders

Schedule 9.03         -    Addresses

                             RESTRUCTURING AGREEMENT


         RESTRUCTURING AGREEMENT, dated July 1, 2002 (the "Agreement"), by and among Aquis Communications Group, Inc., a Delaware corporation having its business address at 1719A Route 10, Suite 300, Parsippany, New Jersey 07054 (the "Company"), Desert Communications I, LLC, a Delaware limited liability company having its business address at c/o FINOVA Capital Corporation, 500 Church Street, Suite 200, Nashville, Tennessee 37219 (the "Purchaser"), and FINOVA Capital Corporation, a Delaware corporation and the indirect parent corporation of Purchaser ("FINOVA").


                                   BACKGROUND

         A. Aquis Wireless Communications, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the "Borrower"), currently has approximately $32.7 million (including without limitation principal, interest, default interest and fees) in indebtedness to FINOVA (the "FINOVA Debt"), pursuant to that certain Amended and Restated Loan Agreement, dated January 31, 2000, by and between the Borrower and FINOVA (as amended to date, the "Loan Agreement").

         B. But for the Forbearance Agreement (as defined below), certain Events of Default (as defined in the Loan Agreement) under the Loan Agreement would have occurred and would be continuing, which Events of Default would give FINOVA the right to accelerate the obligations of the Borrower under the Loan Agreement and Loan Instruments (as defined in the Loan Agreement) and entitle FINOVA to exercise its rights and remedies under the Loan Instruments in respect thereof.

         C. On June 7, 2001, the Borrower and FINOVA entered into a Forbearance Agreement and Third Amendment to Loan Instruments (as amended pursuant to the
First Amendment thereto dated as of December   2, 2001 and the Second Amendment
thereto dated as of March 29, 2002 and as in effect, the "Forbearance Agreement"), pursuant to which FINOVA agreed to, among other things, forbear from exercising its rights and remedies under the Loan Agreement and other Loan Instruments (as defined in the Loan Agreement), for a stated period of time, subject to the terms and provisions set forth therein.

         D. On February 21, 2002, the Company and FINOVA entered into a term sheet, which was amended by the parties on March 25, 2002, regarding the proposed restructuring of the FINOVA Debt (the "Restructuring"), which Restructuring contemplated, among other things, (i) the issuance by the Borrower to FINOVA of a Restructured Senior Secured Promissory Note in the amount of $7,000,000 (the "Tranche A Note"), (ii) the issuance by the Borrower to FINOVA of a Senior Secured Subordinate Note in the amount of $2,000,000 (the "Tranche B Note"), and (iii) in exchange for the conversion of the amounts currently due FINOVA under the Loan Agreement, including, without limitation, principal, interest, default interest and fees (including the Note and Continuing Loan Instruments as defined thereunder), less the aggregate principal amounts due under the Tranche A Note and the Tranche B Note (such remainder, the "Remaining Debt Balance"), the issuance by the Company to Purchaser of such number of shares of the Company's Convertible Preferred Stock, $.01 par value per share (the "Convertible Preferred Stock"), as is convertible into 143,671,590 shares of the Company's Common Stock representing approximately 32.1% of the fully diluted and 79.99% of the issued and outstanding Common Stock of the Company upon the closing of the transactions contemplated by this Agreement and warrants (the "Purchaser Warrants") to purchase an aggregate of 214,601,100 additional shares of Common Stock of the Company (the "Exercise Shares") representing an additional approximately 47.9% of the fully diluted Common Stock of the Company upon the closing of the transactions contemplated by this Agreement. The issuance by the Borrower of the Tranche A Note and the Tranche B Note shall be consummated pursuant to a Second Amended and Restated Loan Agreement between the Borrower and FINOVA (the "Restructuring Loan Agreement").

         E. Simultaneous with the Restructuring, the Company shall consummate the transactions contemplated by the agreement with AMRO International S.A., dated the date hereof and attached as Exhibit E hereto (the "AMRO Agreement"), whereby (a) the parties thereto shall restructure the Company's unsecured debenture to AMRO in the amount of $2,000,000 (the "Old AMRO Debenture") by, among other things, (i) the Company issuing to AMRO a junior, ten-percent unsecured promissory note in the amount of $1,000,000 (the "New AMRO Note"), and
(ii) in exchange for the conversion of the amounts currently due AMRO under the Old AMRO Debenture and related loan agreement including, without limitation, principal, interest, default interest and fees, less the aggregate principal amounts due under the New AMRO Note (such remainder, the "Remaining AMRO Balance"), the issuance by the Company to AMRO of such number of shares of the Company's Convertible Preferred Stock, as is convertible into 17,781,582 shares of the Company's Common Stock representing 9.9% of the issued and outstanding and 4.0% of the fully diluted Common Stock of the Company upon the closing of the transactions contemplated by this Agreement; (b) warrants to purchase an aggregate of 26,560,206 shares of Common Stock of the Company representing 5.9% of the fully diluted Common Stock of the Company; and (c) all Common Stock Purchase Warrants previously issued to AMRO shall be cancelled.

         F. Simultaneous with the Restructuring, the Company shall consummate the transactions contemplated by the agreement dated the date hereof and attached as Exhibit F hereto (the "Existing Preferred Agreement") with the current holders (the "Existing Holders") of the Company's outstanding 7 1/2% Redeemable Preferred Stock, having an aggregate outstanding liquidation value of $1,500,000 (the "Existing Preferred Stock"), whereby the Company shall, among other things, (i) cancel all of the issued and outstanding shares of the Existing Preferred Stock (and all obligations of the Company pursuant thereto), and (ii) issue to the Existing Holders in replacement thereof shares of redeemable preferred stock, $.01 par value per share, with an aggregate liquidation value of $300,000 (the "Replacement Preferred Stock") (the "Existing Preferred Restructuring").

         G. In furtherance of the consummation of the Restructuring and the other transactions contemplated thereby, the parties hereto desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants hereinafter set forth, the parties hereto, desiring to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                           PURCHASE, SALE AND CLOSING

         1.01. Filing of Certificate. The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the certificate of designation, rights, preferences and other terms and provisions of the Convertible Preferred Stock and the Replacement Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designation").

         1.02. Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing the Purchaser will purchase and the Company will sell and issue to the Purchaser such number of shares of its Convertible Preferred Stock (the "Purchased Shares") as is convertible into approximately 32.1% of the fully diluted Common Stock of the Company and an aggregate of 214,601,100 Purchaser Warrants in the forms attached hereto as Exhibit B-1 and Exhibit B-2.

         1.03. Purchase Price. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Purchased Shares set forth in Section 1.02. The Purchaser agrees that, effective upon the Closing, the Remaining Debt Balance shall be deemed paid in full. Notwithstanding anything to the contrary set forth in this Agreement, all amounts of the FINOVA Debt shall remain outstanding and in full force and effect in accordance with the terms and provisions of the Loan Agreement and Loan Instruments (as defined in the Loan Agreement) until the Closing has occurred, at which time the FINOVA Debt shall be restructured pursuant to the terms and provisions hereof.

         1.04. The Conversion Shares. As soon as the Company's certificate of incorporation is amended and restated as provided for and pursuant to the terms and provisions of Section 4.02(c) hereof, all outstanding shares of Convertible Preferred Stock shall, without any further action by the Company or the holders thereof, convert into shares of Common Stock as provided in the Certificate of Designation. Any shares of Common Stock issuable or issued upon conversion of the Convertible Preferred Stock are herein referred to as the "Conversion Shares."

         1.05. Closing. The closing of the transactions described under this Agreement (the "Contemplated Transactions") shall take place at the offices of the Purchaser's counsel, Piper Rudnick LLP, 1251 Avenue of the Americas, 29th Floor, New York, New York, at 10:00 a.m., New York time, on the third Business Day following satisfaction of each party's conditions to closing as provided herein, or at such time and place as the Purchaser and the Company may agree (the "Closing"). At the Closing, the Company will deliver to the Purchaser a certificate, registered in the Purchaser's name, for the number of shares of Convertible Preferred Stock set forth in Section 1.02 and a warrant certificate, registered in the Purchaser's name, for the number of Purchaser Warrants set forth in Section 1.02.

                                  ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants as follows:

         2.01. Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute, deliver and perform this Agreement and other instruments, agreements and documents contemplated herein (together the this Agreement, the "Transaction Documents"), and to carry out the Contemplated Transactions, to issue the Convertible Preferred Stock and the Purchaser Warrants and, subject to the provisions of Section 4.02, the Conversion Shares and Exercise Shares and to perform its other obligations pursuant hereto and thereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where any such failure to qualify or be in good standing would not have a Material Adverse Effect.

         2.02. Corporate Action. The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The issuance, sale and delivery of the Preferred Shares and the Purchaser Warrants and the issuance, subject to the provisions of Section 4.02, and delivery of the Conversion Shares upon conversion of the Convertible Preferred Stock and the issuance of the Exercise Shares upon exercise of the Purchaser Warrants have been duly authorized by all required corporate action on the part of the Company; the Shares, when issued and paid for in accordance with the Transaction Documents, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all Encumbrances imposed by or through the Company, except as expressly set forth in the Transaction Documents; and the Conversion Shares and Exercise Shares have been duly reserved for issuance upon conversion of the Convertible Preferred Stock or the exercise of the Purchaser Warrants, as the case may be.

         2.03. Consents and Approvals. Except as set forth on Schedule 2.03, no consent, approval, authorization, License, exemption of or filing or registration with any court or Governmental Authority is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Convertible Preferred Stock, the Purchaser Warrants, the Conversion Shares or the Exercise Shares or for the performance by the Company of its obligations under the Transaction Documents.

         2.04. Litigation. Except as disclosed in Schedule 2.04, there is no litigation or governmental Proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or against any officer, Key Employee or the holder of more than ten percent (10%) of the capital stock of the Company relating to the Company or its business. Neither the Company nor, to the best knowledge of the Company, any officer, Key Employee or holder of more than ten percent (10%) of the capital stock of the Company is in default with respect to any Order which such default could have a Material Adverse Effect either alone or in the aggregate. There are no Proceedings pending or, to the Company's knowledge, threatened against the Company which might have, either in any case or in the aggregate, a Material Adverse Effect or which might call into question the validity of any of the Transaction Documents, any of the Convertible Preferred Stock or the Purchaser Warrants or any action taken or to be taken pursuant hereto or thereto.

         2.05. Certain Agreements of Officers and Employees. Except as set forth on Schedule 2.05, no officer, employee or consultant of the Company is, or, to the Company's knowledge, is now anticipated to be, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's best knowledge and belief, the continued employment or engagement of the Company's officers, employees or consultants does not subject the Company or Purchaser to any liability with respect to any of the foregoing matters.

         2.06. Compliance with Other Instruments. Except as set forth on
Schedule 2.06A, the Company is in compliance in all respects with the terms and provisions of this Agreement and of its Certificate of Incorporation and By-laws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all Contracts and other instruments by which it is bound or to which it or any of its properties or assets are subject. The Company is in compliance with all Orders by which it is bound or to which it or any of its properties or assets are subject the failure of which to comply with would have a Material Adverse Effect. None of the execution and delivery of the Transaction Documents, the issuance of the Convertible Preferred Stock, Purchase Warrants, the Conversion Shares or Exercise Shares, or the consummation or performance of any of the Contemplated Transactions, has constituted or resulted in or will constitute or result in a Contravention of or a trigger of any "change of control" or other right of any Person under or require any consent, waiver, release or approval under or with respect to any term or provision of any of the foregoing Contracts and Orders.

         A schedule of Indebtedness of the Company as of April 30, 2002 (including lease obligations required to be capitalized in accordance with applicable Statements of Financial Accounting Standards) is attached as Schedule 2.06B.

         2.07. Title to Assets. Except for liens granted to FINOVA, the Company owns its property and assets free and clear of Encumbrances, except liens for current taxes and assessments not yet due. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of Encumbrances. Except for obsolete equipment which has been written off for financial statement purposes, the Company's properties and assets are in good condition and repair in all material respects, normal wear and tear excepted.

         2.08. Financial Information.

               (a) Schedule 2.08A sets forth a true and complete list of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1999 (the "Company SEC Documents"), including, without limitation, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Company 10-K"). As of their respective dates: (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

               (b) The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as at their respective dates and the consolidated results of operations and the consolidated cash flows of the Company for the periods then ended.

               (c) The Company has delivered to Purchaser correct and complete copies of the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 2001, and the audited related consolidated statements of operations, cash flows and changes in shareholders' equity for the twelve-month period then ended and the notes thereto, together with a report thereon by Wiss & Company LLP (the "Audited Financial Statements"). The Audited Financial Statements: (i) are in accordance with the books and records of the Company and its Subsidiaries; (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (iii) fairly present in accordance with applicable requirements of GAAP the consolidated balance sheets of the Company and its consolidated Subsidiaries as at their respective dates and the consolidated statements of operations, cash flows and changes in shareholders' equity for the period then ended.

               (d) The Company has delivered to Purchaser correct and complete copies of the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries and the unaudited related consolidated statements of operations and cash flows for January, February and March, 2002.

               (e) Since December 31, 2001, neither the Company nor any of its Subsidiaries has incurred any material obligations or liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities provided for in the Audited Financial Statements (or disclosed in the notes thereto); (ii) liabilities provided for in the unaudited financial statements provided to Purchaser with respect to January, February or March 2002 (or disclosed in the notes thereto); (iii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2001, none of which were entered into for inadequate consideration; (iv) liabilities under this Agreement; and (v) liabilities disclosed on Schedule 2.08B hereto.

         2.09. Taxes.

               (a) The Company has filed (or has had filed on its behalf) on a timely basis all Tax Returns as required by applicable Laws. Each such Tax Return is accurate and complete in all material respects. All Taxes shown as due and owing on all such Tax Returns have been paid. Except as set forth on
Schedule 2.09, the Company has not requested an extension of time within which to file any Tax Return which has not since been filed.

               (b) No federal, state, local or foreign audits or other Proceedings exist with regard to any Taxes or Tax Returns of the Company. The Company has not received any written notice that an audit or other Proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any Tax Return filed by or with respect to the Company. The Company has not granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes. All Tax deficiencies that have been claimed, proposed or asserted in writing against the Company have been fully paid or finally settled, and no issue has been raised in writing in any examination which, by application of similar principles, could be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined.

               (c) The Company does not have any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or any liability in respect of any Taxes of any other Person as a transferee or successor, by contract or otherwise.

               (d) All Taxes that the Company is required by law to withhold or collect, including sales and use Taxes and amounts required to be withheld for Taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper taxing authority or are held in separate bank accounts for such purpose.

               (e) The Company is not, and has not been, a United States real property holding corporation, as defined in Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company is not a "foreign person" as defined in Code Section 1445(f)(3).

               (f) There are no Encumbrances upon any of the Company's property or assets arising from any failure or alleged failure to pay any Tax (other than Encumbrances relating to Taxes not yet due and payable).

               (g) The Company is not a party to a partnership, joint venture or other arrangement or contract that is treated as a partnership for federal income tax purposes. None of the Company's property or assets constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Code Section 168. None of the Company's property or assets is subject to a lease, safe harbor lease or other arrangement as result of which the Company is not treated as the owner of such property or asset for federal income tax purposes.

               (h) All material elections with respect to Taxes affecting any of the Company's property or assets are listed in Schedule 2.09. There are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to the Company or any Affiliate of the Company that are, or if issued would be, binding upon Purchaser for any Tax period or portion thereof beginning after the date of the Closing.

               (i) The Company has not made or become obligated to make, and neither the Company nor Purchaser will as a result of any Contemplated Transaction become obligated to make, any payments that could be nondeductible by reason of Section 280G (without regard to subsection (b)(4) thereof) or 162(m) of the Code, nor will the Company or Purchaser be required to "gross up" or otherwise compensate any individual because of the imposition of any excise tax on such a payment to the individual.

         2.10. ERISA.

               (a) Schedule 2.10 sets forth a complete and correct list of all "employee benefit plans", as defined in Section 3(3) of ERISA, and all plans, programs, policies, arrangements or agreements with respect to employment, termination, severance pay, vacation pay, company awards, salary continuation, disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase, stock option or other equity-based compensation, hospitalization, medical insurance, life insurance, educational assistance, arrangements or other employee benefit arrangements (whether written or oral) covering employees or former employees of the Company, or with respect to which the Company has any material obligation or material liability ("Benefit Plans").

               (b) Where applicable, true, correct and complete copies of the following documents, with respect to each of the Benefit Plans, have been provided to or otherwise made available for review by Purchaser: (i) any plans and related trust documents, including all amendments thereto, (ii) the three most recent annual reports (Forms 5500) and schedules thereto, (iii) the most recent financial statements and actuarial valuations, if any, (iv) the most recent IRS determination letter, (v) the most recent summary plan descriptions, and (vi) the premium expenses and claims experience for each Benefit Plan which is a welfare benefit plan for the period from January 1, 1997 to the last day of the month preceding the date hereof.

               (c) Except as set forth on Schedule 2.10, each of the Benefit Plans intended to qualify under Section 401 of the Code has been so qualified within the requirements of the Code since its inception and has received a favorable determination letter from the IRS as to such qualified status, and, to the knowledge of the Company, nothing has occurred with respect to the operation of any such plan which could reasonably be expected to cause on or after the date hereof the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.

               (d) Except as set forth on Schedule 2.10, each of the Benefit Plans has been administered in all material respects in accordance with its terms and has been maintained in material compliance, in form and operation, with all applicable laws, including, without limitation, ERISA and the Code. Neither the Company nor, to the Company's knowledge, any "party in interest" or "disqualified person" with respect to the Benefit Plans has engaged in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA during the six year period preceding the date hereof.

               (e) All contributions and premiums required to be made by law or by the terms of any Benefit Plan or any agreement relating thereto have been timely made, and no accumulated funding deficiency (as defined in Section 412 of the Code) exists with respect to any of the Benefit Plans subject to Section 412 of the Code. With respect to the Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions are due and have not been made or for which contributions have not been properly accrued as required by GAAP, and there are no unfunded benefit obligations which have not been (i) accounted for by reserves (if required by GAAP) or (ii) if required (and to the extent required, if any), properly disclosed in accordance with GAAP, in the Balance Sheet.

               (f) The Company does not currently maintain, sponsor, or contribute to (nor is it required to contribute to) any "defined benefit plan" as defined in Section 3(35) of ERISA, any "multiemployer plan" as defined in
Section 3(37) of ERISA or any "multiple employer plan" within the meaning of Sections 4063 or 4064 of ERISA. With respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA), or any similar plan maintained outside of the United States, whether or not terminated, currently or formerly maintained or contributed to by the Company or any entity which was at any time treated by the Company as a single employer, determined under Section 414(b), (c), (m) or (o) of the Code, with the Company, no material liability currently exists (other than routine benefit claims which in the aggregate are not material) and no event has occurred and no condition exists, which could subject the Company or Purchaser directly or indirectly (through an indemnification agreement or otherwise) to any material liability (other than routine benefit claims which in the aggregate are not material), including without limitation, any liability under Title IV of ERISA, including without limitation Sections 4064, 4069 or 4204 of ERISA, or Section 412, 4971, 4975 or 4980B of the Code. The Company has not engaged in, and is not a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

               (g) As of the date hereof, there are no pending Proceedings instituted or claims asserted against any of the Benefit Plans, the assets of any such plans or the Company, or the plan administrator or any fiduciary of the Benefit Plans with respect to the operation of such plans (other than routine benefit claims), and, to the knowledge of the Company, there are no facts or circumstances which are reasonably likely to form the basis for any such Proceeding or claims.

               (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment becoming due to or increase any compensation of any current or former director, officer or employee of the Company, (ii) increase any benefits otherwise payable under any Benefit Plan except where expressly indicated in the Benefit Plan or required by Law, or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits except where expressly indicated in the Benefit Plan or required by Law.

               (i) The Company does not provide, and is not obligated to provide, medical, hospital, dental, life or other similar benefits to any current or former employee as a Benefit Plan participant after his or her termination of employment with the Company, except as may be required under
Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

               (j) Except as set forth on Schedule 2.10, there is no Contract, plan or arrangement, covering any employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by virtue of Section 280G of the Code.

         2.11. Licenses; FCC Matters.

               (a) Schedule 2.11 contains a complete and accurate list of each License held by the Company, including licenses issued by the FCC (the "FCC Licenses" and, together with other Licenses, the "ACI Licenses") or otherwise relates to the business of, or to any of the assets owned or used by, the Company. The Company has all Licenses necessary for the conduct of its business as presently being conducted, and the Company believes it can obtain, without undue burden or expense, any License or similar authority for the conduct of its business as planned to be conducted. The Company is not in default under any of such Licenses or other similar authority.

               (b) The FCC Licenses were issued in the normal course in the name of the Company, are in full force and effect, and have not been revoked, suspended, canceled, rescinded or terminated and have not expired. There is not pending any action by or before the FCC to revoke, suspend, cancel, rescind or materially adversely modify any of the FCC Licenses. The ACI Licenses have not been, and are not, impaired by any acts or omissions of the Company (or any of its representatives or Affiliates) nor is the Company aware of any facts, circumstances, acts or omissions which could reasonably be anticipated to have a material adverse impact on Purchaser's ability to make use of the ACI Licenses, individually or in the aggregate. The FCC Licenses are free and clear of any restrictions, other than restrictions of general applicability imposed by the FCC or other Governmental Authority. The Company has provided to Purchaser a true and correct copy of each of the ACI Licenses and all material correspondence with the FCC related to each of the FCC Licenses.

               (c) Except as set forth in Schedule 2.11, the Company is in compliance in all material respects with FCC Law. No event has occurred which
(i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any of the FCC Licenses or (ii) adversely affects or could reasonably be expected in the future to adversely affect any of the rights of the Company under any of the FCC Licenses, other than legislation or rulemaking of general applicability. The Company has duly filed in a timely manner all fees, filings, reports, applications, documents, instruments and information required to be filed by it under FCC Law, and all such filings are true, correct and complete in all material respects.

         2.12. Transactions with Affiliates. Except as set forth in Schedule 2.12, there are no material loans, leases, royalty agreements or other continuing transactions between (a) the Company or any of its customers or suppliers on the one hand, and (b) any officer, employee, consultant or director of the Company or any Person owning five percent (5%) or more of the capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder on the other.

         2.13. Investments in Other Persons; Subsidiaries. Except as set forth in Schedule 2.13, the Company has not made any loans or advances to any Person which is outstanding on the date of this Agreement in excess of $10,000 in the aggregate, nor is it committed or obligated to make any such loan or advance, nor has or does the Company own any capital stock, assets comprising the business of, obligations of or any interest in, any Person. Except as set forth on Schedule 2.13, the Company has no Subsidiaries.

         2.14. Real Property. The Company does not own any real property. The real property described on Schedule 2.14 (together with all improvements and fixtures thereon and all easements, rights of way and other appurtenances thereto, the "Real Property") constitutes all real property leased by the Company. The Company has delivered to Purchaser true and correct copies of all certificates of occupancy and building permits in the possession of the Company for the improvements located on the Real Property described on Schedule 2.14. Except as set forth on Schedule 2.14, with respect to the leased premises constituting the Real Property:

               (a) there are no pending or, to the knowledge of the Company, threatened condemnation or expropriation proceedings, lawsuits or administrative actions relating to the premises or other legal matters affecting adversely the current use, occupancy or value thereof;

               (b) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties (other than the Company) the right of use or occupancy of any portion of the premises or any other interest therein;

               (c) there are no parties in possession of the premises, other than tenants under any leases or subleases disclosed on Schedule 2.14, who are in possession of space to which they are entitled;

               (d) there are no material improvements necessary to use the premises for their intended purpose; and

               (e) neither the execution and delivery of the Transaction Documents nor the issuance of the Convertible Preferred Stock, the Purchaser Warrants, the Conversion Shares or Exercise Shares, nor the consummation or performance of any of the Contemplated Transactions, has constituted or resulted in or will constitute or result in a Contravention of or a trigger of any "change of control" or other right of any Person under or require any consent, waiver, release or approval under or with respect to any term or provision of any of the leases, subleases, licenses, concessions or other agreements, written or oral, relating to the Real Property.

         2.15. [Intentionally Omitted].

         2.16. Intellectual Property.

               (a) The Company owns or has the right to use pursuant to a valid Contract all Intellectual Property that is material to the business of the Company. Each material item of Intellectual Property owned or used or held for use by the Company to conduct the business of the Company as of the date of this Agreement will be owned or available for use by the Company on substantially identical terms immediately subsequent to the Closing. The Company has taken all necessary and desirable actions within its control to maintain and protect each item of Intellectual Property that it owns or uses or holds for use to conduct the business of the Company.

               (b) The Company has not interfered with, infringed upon, misappropriated or otherwise Contravened any intellectual property rights of third parties, and the Company has not received any notice or other communication (whether oral or written) regarding any actual, alleged or potential such interference, infringement, misappropriation or Contravention. No event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result, nor will the continued operation by Purchaser of the business of the Company after the Closing as presently conducted or as presently proposed to be conducted constitute or result, directly or indirectly, in any such interference, infringement, misappropriation or Contravention. To the Company's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise Contravened any Intellectual Property rights relating to the business of the Company.

               (c) Schedule 2.16 identifies each issued patent and each registered trademark, service mark and copyright owned by the Company and identifies each pending patent application or application for registration that has been made with respect to any Intellectual Property owned by the Company. The Company has delivered to Purchaser true and complete copies of all such patents, registrations and applications, each as amended to date, and has made available to Purchaser true and complete copies of all other written documentation evidencing ownership and prosecution of each such item (a complete list of licenses and registrations of such Intellectual Property is attached hereto as Schedule 2.16). With respect to each item of Intellectual Property required to be identified in Schedule 2.16:

                   (i) The Company possesses all right, title and interest in and to the item, free and clear of any Encumbrances;

                   (ii) The item is not subject to any outstanding Order;

                   (iii) No Proceeding is pending or, to the Company's knowledge, threatened, which challenges the legality, validity, enforceability, use or ownership of the item, and no event has occurred or circumstance exists that may give rise to such a challenge;

                   (iv) The Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other Contravention with respect to the item; and

                   (v) The item is not subject to any maintenance or renewal fees or taxes or actions falling due within ninety (90) days after the date hereof.

               (d) With respect to each Contract required to be identified on
Schedule 2.23 pursuant to Section 2.23(iii) and pursuant to which the Company uses Intellectual Property owned by a third party:

                   (i) The underlying item of Intellectual Property is not subject to any Order;

                   (ii) No Proceeding is pending or, to the Company's knowledge, threatened, which challenges the legality, validity, enforceability, use or ownership of the underlying item of Intellectual Property, and no event has occurred or circumstance exists that may give rise to such a challenge; and

                   (iii) The Company has not granted any sublicense or similar right with respect to any such Contracts.

               (e) All fees due to maintain the Company's rights in the Proprietary Rights, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith, which have been presented for payment, have been paid by the Company or will be paid by the Company before the date of the Closing. Notwithstanding the foregoing, the Company intends to terminate trademarks which are no longer used in connection with the business of the Company.

               (f) All disclosures of the Company's trade secrets to third parties have been pursuant to non-disclosure agreements pursuant to which the confidentiality and use of such information has been protected. The Company has taken all reasonable measures and precautions to maintain the secrecy and confidentiality of the Proprietary Rights used or proposed to be used in the conduct of the business of the Company, the value of which to the Company is contingent upon maintenance of the confidentiality thereof.

               (g) The Company has secured valid and binding written assignments from all persons who, in any capacity (including current and former consultants, independent contractors, directors, officers and employees) contributed to the creation or development of Proprietary Rights of all right, title and interest to such contributions that the Company does not already own by operation of law. No current or former employee, officer, director, shareholder, consultant or independent contractor of or to the Company has any right, claim or interest in or with respect to any Proprietary Right.

               (h) Each current and former employee and officer of and consultant and independent contractor to the Company has executed a written confidentiality agreement and a written assignment of inventions agreement that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company except where the failure to do so would have a Material Adverse Effect. To the knowledge of the Company, no employee, consultant or contractor of the Company is in violation of any term of any employment contract, proprietary information agreement, inventions agreement, noncompetition agreement, consulting agreement or any other Contract relating to the relationship of any such employee with the Company or any previous employer. To the knowledge of the Company, no employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged to anyone other than the Company or requires the employee to transfer, assign or disclose information concerning his work to anyone other than the Company.

               (i) No internally developed product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Company to any Person, and to the knowledge of the Company, no third-party product, system, program or software module sold, licensed or otherwise made available by the Company to any Person, contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" (or other software routine or hardware component designed to permit unauthorized access) or to disable or erase software, hardware or data without the consent of the user, except there may be software that restricts unauthorized access.

         2.17. Capitalization; Status of Capital Stock. As of the date hereof, the Company has a total authorized capitalization as set forth on Schedule 2.17A. A complete and accurate list of the Existing Preferred Stock which has been previously issued and the names (and last known address) in which such Existing Preferred Stock is registered is set forth on Schedule 2.17B. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. Except as set forth on
Schedule 2.17A, no options, warrants, conversion rights, subscriptions or purchase rights of any nature to acquire from the Company, or commitments of the Company to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities, other than its obligations in connection with the Contemplated Transactions. A complete and accurate list of all options which are outstanding as of the date hereof, the number of shares of Common Stock for which such options are exercisable, the exercise price of the option, the dates on which such options become exercisable and the identity and last known address of the option is set forth on Schedule 2.17C. None of the Company's outstanding securities or authorized capital stock or the Existing Preferred Stock is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder or any other Person. Except as set forth on Schedule 2.17D, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. There are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of the Company to which the Company is a party or of which the Company is otherwise aware. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto. The Company does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of the Company or any portion thereof; or any similar rights.

         2.18. Registration Rights. Except as set forth on Schedule 2.18, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any "piggy-back" or other right to participate in any such registration statement.

         2.19. Customers and Suppliers. Schedule 2.19 lists the names and addresses of the 10 largest customers and the 10 largest suppliers (measured in each case by dollar volume of purchases or sales during the year ended December 31, 2001) of the Company and the dollar amount of purchases or sales which each such customer or supplier represented during the years ended December 31, 2001 and 2000 respectively. There exists no actual, and the Company has no knowledge of any threatened, termination, cancellation or material limitation of, or any material change in, the business relationship of the Company with any customer, supplier, group of customers or group of suppliers listed on Schedule 2.19. No customer of the Company has any right to any credit or refund for products sold or services rendered or to be rendered by the Company pursuant to any Contract, understanding or practice of the Company other than pursuant to the normal course policies of the Company described in Schedule 2.19.

         2.20. Insurance. The Company maintains insurance covering the Company's properties, business and operations including but not limited to Directors and Officer's insurance, adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which the Company operates, but in any event in amounts sufficient to prevent the Company from becoming a co-insurer or self-insurer, with provision for reasonable deductibles. The Company has previously provided Purchaser with and delivered to Purchaser a complete and accurate list of all insurance policies covering the Company's properties, business and operations, and, with respect to each such policy, setting forth: (a) a brief description of coverage, (b) the name and address of the insurer and broker, (c) the policy number, (d) the applicable deductible and
(e) the limits of coverage.

         2.21. Books and Records. The books of account, ledgers, order books, minutebooks, records and documents of the Company, all of which have been made available to Purchaser, have been maintained in accordance with sound business practices (including the maintenance of an adequate system of internal controls), and accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. Each transaction of the Company is properly and accurately recorded on the books and records of the Company, and each document (including any Contract, invoice or receipt) on which entries in the Company's books and records are based is accurate and complete in all material respects. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the Company's stockholders, directors and directors' committees, and no such meeting has been held for which minutes have not been prepared and are not contained in such minute books.

         2.22. Accounting Controls. To the knowledge of the Company, the Company has not made, and does not have, any unlawful payment problems of the type that could reasonably be expected to have a material adverse effect on the business, assets, liabilities, Intellectual Property, operations or financial condition of the Company. The Company maintains a system of internal accounting controls adequate to insure that the Company maintains no off-the-books accounts and that the Company's assets are used only in accordance with the Company's management directives.

         2.23. Material Agreements. Except as set forth in Schedule 2.23, the Company is not a party to any Contract, plan or arrangement, in each case: (i) having a term of more than one year from the date hereof; (ii) involving the payment, receipt or expenditure of more than $25,000; (iii) involving or relating to Intellectual Property; (iv) not entered into in the ordinary course of business; or (v) which could adversely affect the business, assets, liabilities, Intellectual Property, financial condition or operations of the Company. The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default under any Contract now in effect to which the Company is a party or by which it or its property may be bound, the result of which could cause a material adverse change in the business, assets, liabilities, Intellectual Property, operations or financial condition of the Company. Except as set forth in Schedule 2.23, each of the Contracts listed in Schedule 2.23 is valid and enforceable in accordance with its terms and in full force and effect with no default, anticipated or threatened default or failure of performance or observance of any obligations or conditions contained therein, and none of the foregoing parties nor the Company has provided any notice of default or of its intention to terminate these agreements.

         2.24. Absence of Certain Developments. Except as provided in Schedule 2.24, since December 31, 2001, the Company has not:

               (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

               (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's business;

               (c) discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

               (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

               (e) mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any Encumbrance, except liens for current property taxes not yet due and payable;

               (f) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

               (g) sold, assigned or transferred any patents, patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any persons except to potential customers, investors or corporate or academic partners or collaborators in the ordinary course of business;

               (h) suffered any substantial losses (other than losses from operations for financial reporting purposes) or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

               (i) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

               (j) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

               (k) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

               (l) made charitable contributions or pledges in excess of $5,000;

               (m) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

               (n) experienced any problems with labor or management in connection with the terms and conditions of their employment; or

               (o) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company.

         2.25. Labor Relations; Employment Law Compliance; Employees.

               (a) The Company has complied in all material respects with all Laws relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and plant closing. The Company is not liable for the payment of any fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

               (b) The Company has not been, and is not now, a party to any collective bargaining agreement or other labor contract. No application or petition is pending for an election of or for certification of a collective bargaining agent representing the Company's employees.

               (c) Since January 1, 1999, there has not been, there is not presently pending or existing, and to the Company's knowledge there is not threatened, any strike, slowdown, picketing, employee grievance process or other work stoppage or labor dispute involving the Company or its facilities. No event has occurred or circumstance exists that may provide the basis for any such work stoppage or labor dispute. There is no lockout of any employees by the Company, and the Company contemplates no such action.

               (d) There is not pending or, to the Company's knowledge, threatened any Proceeding against or affecting the Company relating to the alleged violation of any Law pertaining to labor relations or employment matters. No grievance or arbitration Proceeding exists that might have an adverse effect upon the Company or the conduct of its business. There has been no charge of discrimination filed against or, to the Company's knowledge, threatened against the Company with the Equal Employment Opportunity Commission or similar Governmental Authority.

               (e) Schedule 2.25 contains an accurate and complete list of the following information for each director, officer, active employee, employee on layoff status or long-term disability leave, independent contractor, consultant and agent of the Company: name, job title, date of hiring or engagement, date of commencement, current compensation paid or payable and any change in compensation since January 1, 2002, sick and vacation leave that is accrued but unused, and service credited for purposes of vesting and eligibility to participate under any the Benefit Plan.

         2.26. Environmental, Health And Safety Matters.

               (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law. The Company does not have any basis to expect, nor has the Company or any other Person for whose conduct it is or may be held responsible received, any actual or threatened Order, notice or other communication from (i) any Governmental Authority or other Person acting in the public interest, or (ii) the current or prior owner or operator of any facility of the Company, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any facility of the Company or other property or asset (whether real, personal or mixed) in which the Company has had an interest, or with respect to any property or facility of the Company at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

               (b) There are no pending or, to the Company's knowledge, threatened, claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any of the Company's facilities or any other properties and assets (whether real, personal or mixed) in which the Company has or had an interest.

               (c) The Company has no basis to expect, nor has it or any other Person for whose conduct it is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication (i) that relates to Hazardous Activity, Hazardous Materials or any actual, alleged or potential Contravention of or failure to comply with any Environmental Law or Occupational Safety and Health Law, or (ii) of any actual, alleged or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any facility of the Company or other property or asset (whether real, personal or mixed) in which the Company had an interest, or with respect to any property or facility to or by which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Company or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

               (d) Neither the Company nor any other Person for whose conduct it is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any facility of the Company or with respect to any other property or asset (whether real, personal or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrogeologically adjoining any facility of the Company or any such other property or asset.

               (e) The Company has delivered to Purchaser true and complete copies of any reports, studies, analyses, tests or monitoring results possessed or initiated by the Company pertaining to Hazardous Materials or Hazardous Activities in, on or under any of the Company's facilities, or concerning compliance by the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         2.27. Compliance with Laws. Except as set forth on Schedule 2.27, the Company is not in Contravention in any material respect of any Order or Law except where such Contravention would not have a Material Adverse Effect. Except as set forth on Schedule 2.27, the Company has not received from any Governmental Authority any written notification with respect to possible Contraventions of Laws.

         2.28. Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Convertible Preferred Stock, Purchaser Warrants and the Conversion Shares and Exercise Shares thereunder. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy any such security or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Convertible Preferred Stock or the Purchaser Warrants under the registration provisions of the Securities Act and applicable state securities laws.

         2.29. Brokers or Finders. Schedule 2.29 sets forth the identity of any Person who has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its respective agents and the amount of such commission, fee or other compensation.

         2.30. Disclosure. Neither the Transaction Documents, the Company SEC Documents, nor any other agreement, document, certificate or statement, whether oral or written, furnished to any of the Purchaser or its counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or in writing by them to the Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, Intellectual Property, assets or condition, financial or otherwise, of the Company. Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, operations, Intellectual Property, affairs or financial condition of the Company.

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND FINOVA

         The Purchaser and FINOVA, jointly and severally, make the following representations and warranties to the Company:

         3.01. Authority; Authorization. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware. FINOVA is a corporation duly organized and is validly existing under the laws of the state of Delaware. Each of Purchaser and FINOVA has all requisite power and authority to execute, deliver and perform the Transaction Documents to which it is a party and to consummate the Contemplated Transactions. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the Contemplated Transactions has been duly and validly authorized by all necessary limited liability company and corporate action, as the case may be. This Agreement has been duly and validly executed and delivered by each of Purchaser and FINOVA and constitutes the valid and binding obligation of each of Purchaser and FINOVA, enforceable in accordance with its terms.

         3.02. Investment Representations. It is such Purchaser's present intention to acquire the Shares to be acquired by it for its own account and the Shares are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or exemption therefrom. Purchaser understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the SEC, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities may not be sold, in the absence of an effective registration statement covering such shares under the Securities Act of 1933 and any applicable state securities laws, or the availability of an exemption from registration thereunder."

         3.03. Access to Information. Purchaser during the course of this transaction, and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of the offering of the Shares and the additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

         3.04. Sophistication and Knowledge. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares, and Purchaser can bear the economic risks of investment in the Shares and can afford a complete loss of its investment.

         3.05. Transfer Restrictions Imposed by Securities Laws. Purchaser understands that the Shares have not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Purchaser shall not resell or otherwise dispose of all or any part of the Shares purchased by Purchaser, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws. Except as provided in the Investors Rights Agreement in the form attached hereto as Exhibit C (the "Investor Rights Agreement"), Purchaser understands that the Company does not have any present intention and is under no obligation to register the Shares under the Securities Act and applicable state securities laws, and Purchaser understands that Rule 144 or Rule 144A under the Securities Act may not be available as a basis for exemption from registration of the Shares thereunder.

         3.06. Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         3.07. Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by Purchaser or its respective agents.

                                  ARTICLE IV.

                     COVENANTS OF THE COMPANY AND PURCHASER

         4.01. Pre-Closing Covenants.

               (a) Conduct of Business of the Company. Except as otherwise contemplated by this Agreement or without the prior written consent of Purchaser, from the date of this Agreement to the Closing, the Company shall conduct its operations in the ordinary and usual course of business consistent with past practice, and in connection therewith the Company shall use its best efforts to preserve its business and the business organization of the Company intact, keep available the services of the Company's officers and employees and maintain satisfactory relationships with suppliers, customers, distributors, licensors and others having business relationships with the Company (and in connection therewith will pay payables and collect receivables in the ordinary course consistent with past practice), and operate in accordance with FCC Law and all other applicable laws, regulations, rules and orders. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, the Company will not do any of the following, without the prior written consent of Purchaser:

                   (i) amend its certificate of incorporation or By-laws;

                   (ii) declare or pay any dividend or make any other distributions to its stockholders;

                   (iii) redeem or otherwise acquire, issue or sell any capital stock or any right or option to purchase capital stock or amend any material term of any such capital stock or right or option to purchase capital stock;

                   (iv) adopt, enter into, terminate or amend any Benefit Plan or collective bargaining agreement that would increase the expense of maintaining any Benefit Plan or collectively bargained agreement;

                   (v) make or grant to any executive officer, director or employee any increase in compensation or benefits, except as may be required under existing agreements disclosed to Purchaser, or grant, agree or otherwise become obligated to pay (whether on the occurrence of any future event or otherwise) any severance or termination pay to any officer, director or employee of the Company;

                   (vi) create, incur, assume or guarantee any liabilities or obligations other than in the ordinary course of business consistent with past practice, or create, incur, assume or guarantee any Indebtedness;

                   (vii) enter into any agreement or arrangement with any stockholder of the Company or any Affiliate thereof, or make any additional advances to any such Person;

                   (viii) make any change in any accounting practice or policy other than as required in accordance with GAAP;

                   (ix) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than inventory and raw materials acquired in the ordinary course of business consistent with past practice);

                   (x) sell, lease or otherwise dispose of any assets (other than inventory or raw materials sold or otherwise disposed of in the ordinary course of business in a manner consistent with past practice);

                   (xi) abandon, surrender, terminate or amend in any material manner the terms of any approval, consent or waiver necessary to be obtained at or prior to the Closing in connection with this Agreement or material Contract;

                   (xii) enter into any Contract or understanding which, following the Closing, would require Purchaser to distribute any products or services (other than the products or services currently being sold or offered by the Company) through any Person, including, without limitation, any distributor or dealer;

                   (xiii) enter into any Contract or any other arrangement or understanding regarding, or waive or abandon any rights with respect to, Intellectual Property; or

                   (xiv) agree to any of the foregoing.

               (b) Inspection. From the date of this Agreement to the Closing, the Company shall permit authorized representatives of Purchaser to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, employees, independent accountants, consultants and attorneys, all at such reasonable times and as often as may be reasonably requested.

               (c) Insurance. From the date of this Agreement to the Closing, the Company shall maintain such policies of Directors and Officers Liability insurance as are acceptable to Purchaser from time to time.

               (d) Monthly Financial Statements. From the date of this Agreement to the thirty (30) days after the end of each calendar month, the Company shall deliver to Purchaser unaudited financial statements of the Company and its consolidated Subsidiaries, consisting of balance sheets and related consolidated statements of operations and cash flows setting forth in comparative form in each case the figures for the previous calendar month of the Company and in substantially the form of the financial statements contained in the Company SEC Documents.

               (e) Amendment of Certificate of Incorporation. As soon as practicable after the date hereof but prior to the date of the Closing, the Company shall take all corporate action necessary to adopt an amended and restated certificate of incorporation to authorize and reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of shares of Common Stock in order to satisfy the rights of
(x) conversion of the holders of all shares of Preferred Stock which, by their terms, are convertible into shares of Common Stock and (y) exercise of the Warrants into shares of Common Stock (the "Amended and Restated Certificate of Incorporation").

               (f) Reverse Split. Prior to the completion of the Proxy Statement in accordance with Section 4.02(c) hereof, the Company and the Purchaser shall, in consultation with its financial advisors, consider the advisability of effectuating a reverse split of the Company's Common Stock and the terms thereof (the "Reverse Split").

               (g) Compliance with Rule 14f-1. Any persons to be elected or designated as a director of the Company pursuant to Section 5.04 hereof shall and each of the Company and Purchaser shall use their commercial efforts to cause their respective director designees to provide the Company, at least 15 days prior to the Closing, with the information necessary for the Company to comply with Rule 14f-1 of the Exchange Act. At least 10 days prior to the Closing, the Company shall file with the SEC and transmit to all holders of record of the Company's securities who would be entitled to vote at a meeting for election of directors, such information under Rule 14f-1 and take any other steps necessary to comply with such Rule.

         4.02. Post-Closing Covenants.

               (a) Employee Options. Subject to Section 4.02(b) hereof, the Company will have available and reserve for issuance following the Closing, options to purchase such number of shares of Common Stock as represents approximately 5% of the fully diluted capital stock of the Company. Such options will have a term of ten (10) years, will be exercisable at a minimum price per share equal to the closing price on the Closing Date and will be granted to such individuals and include such terms as shall be approved by the Board of Directors after the Closing. In the event the Company fully repays (from sources other than refinancing, except in the amount of the Tranche A Note then outstanding with payment terms similar to the Tranche A Note) all of its obligations under and pursuant to the Tranche A Note prior to the Clawback Trigger Date (as defined herein), then, upon such repayment, the Company shall be entitled to issue additional options with the same terms and conditions as provided for above, to purchase such number of shares of Common Stock. All prices and numbers of shares referred to above will be Equitably Adjusted.

               (b) Clawback. As to Purchaser Warrants in respect of such number of shares of Common Stock as represents approximately 5% of the fully diluted capital stock of the Company (the "Clawback Warrants"), such Clawback Warrants shall not be exercisable until the first to occur of (x) the sale of all or substantially all of the assets or capital stock of the Company, (y) a default by the Company under the Restructuring Loan Agreement or under the AMRO Agreement, or (z) September 30, 2005 (each, a "Clawback Trigger Event"). In the event the Company fully repays (from sources other than refinancing, except in the amount of the Tranche A Note then outstanding with payment terms similar to the Tranche A Note) all of its obligations under and pursuant to the Tranche A Note prior to the occurrence of a Clawback Trigger Event, then, upon such repayment, the Clawback Warrants shall expire in accordance with their terms on and as of such date.

               (c) Preparation of Proxy Statement. The Company shall as promptly as practicable after the Closing but in no event more than 30 days after the date of the Closing prepare and file with the SEC a proxy or information statement (the "Proxy Statement") in connection with the approval of the adoption by the Board of Directors of the Amended and Restated Certificate of Incorporation and Reverse Split (as defined below). The Company shall use all reasonable efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date. In connection with the Meeting (as defined below), the Company shall comply with all applicable Laws.

               (d) Meetings of Stockholders. The Company shall promptly take all action necessary in accordance with the Delaware General Corporation Law and its certificate of incorporation and By-laws to convene a meeting of its stockholders (as same may be adjourned, the "Company Meeting") for the purpose of approving the Amended and Restated Certificate of Incorporation and the Reverse Split, if any. The Company will, through its Board of Directors, recommend to its stockholders approval of such matters and shall use its reasonable best efforts to obtain approval and adoption of this Agreement and the transactions contemplated hereby by its stockholders.

               (e) Automatic Conversion of Preferred Shares. Upon the approval of the adoption by the Board of Directors of the Amended and Restated Certificate of Incorporation by the Company's stockholders at the Company Meeting, the Convertible Preferred Stock shall automatically convert into shares of Common Stock pursuant to the terms of the Certificate of Designation, with no further action required on the part of Purchaser, the Company or any other Person.

                                   ARTICLE V.

               CONDITIONS TO PURCHASER'S AND FINOVA'S OBLIGATIONS

         The obligation of Purchaser and FINOVA to consummate the Contemplated Transactions at the Closing is subject to satisfaction, on or prior to the Closing (unless otherwise specified), of each of the following conditions, any of which may be waived by Purchaser and FINOVA:

         5.01. Representations and Warranties. Each of the representations and warranties of the Company in this Agreement (including all schedules and exhibits hereto), or in any written statement, list or certificate furnished pursuant to an express requirement hereof, shall be true and correct, individually and in the aggregate, in all material respects (except that any specific representation or warranty that is qualified as to materiality must be true as written) on and as of the date of the Closing with the same force and effect as though made on and as of the date of the Closing except that any such representation or warranty made as of a specified date shall have been true on and as of such date.

         5.02. Agreements and Covenants. The Company shall have performed or complied in all material respects with all of its agreements and covenants contained in this Agreement to be performed or complied with by the Company at or prior to the Closing (except that any specific agreement or covenant that is qualified as to materiality must have been performed as written).

         5.03. Requisite Approvals. The Company shall have obtained any approvals, consents or waivers, including the FCC Consents, necessary to be obtained at or prior to the Closing to execute and deliver the Transaction Documents and the other agreements and instruments executed and delivered by the Company in connection herewith, to issue the Purchased Shares and the Purchaser Warrants and to carry out the transactions contemplated hereby and thereby, and such approvals, consents and waivers shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of the Transaction Documents and the other agreements and instruments executed and delivered by the Company in connection herewith and the issuance of the Purchased Shares and the Purchaser Warrants shall have been made or taken.

         5.04. Board Seats. The Board of Directors of the Company shall consist of five (5) members, with Purchaser having designated three (3) members to the Board of Directors, AMRO shall have designated one (1) member to the Board of Directors, and the Company's Chief Executive Officer as at the Closing shall have been designated as the fifth member of the Board of Directors.

         5.05. Certificate of Designation. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and evidence thereof shall have been delivered to Purchaser.

         5.06. Opinion of Counsel to Company. Purchaser shall have received favorable opinions of Hodgson Russ LLP, counsel for the Company, and of Richard
S. Becker & Associates, Chartered, special regulatory counsel for the Company, both dated the date of the Closing, in the form and substance reasonably satisfactory to the Purchaser.

         5.07. Documentation at Closing. Purchaser shall have received, prior to or at the Closing, all of the following materials, each in form and substance satisfactory to Purchaser and its counsel, or each of the following documents shall have been delivered, prior to or simultaneous with the Closing:

               (a) Copies of (1) the certificate of incorporation of the Company, as amended or restated to date, together with such evidence as may be available of the filing thereof; (2) the resolutions of the Board of Directors providing for the approval of the Certificate of Designation, the approval of the Transaction Documents, the issuance of the Shares and all other agreements or matters contemplated hereby or executed in connection herewith; and (3) the By-laws of the Company, all of which shall have been certified by the Secretary of the Company, as of the date of the Closing, to be true, complete and correct, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the issuance of the Shares.

               (b) (i) A certificate of the Secretary or an Assistant Secretary of the Company, dated the date of the Closing, which shall certify the names of the officers of the Company authorized to sign this Agreement;

                   (ii) A certificate evidencing the Purchased Shares; and

                   (iii) Any and all the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, the incumbency of such officers, and the true specimen signatures of such officers.

               (c) A certificate of the President and the Treasurer of the Company, dated the date of the Closing, stating that the representations and warranties of the Company contained in Article II hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct as of the time of the Closing and that all obligations and covenants in this Agreement required to be performed prior to or at the Closing have been performed as of the time of Closing.

         5.08. Good Standing Certificates. A Certificate of the Secretary of State of the State of Delaware, dated a recent date, as to the due incorporation and good standing of the Company and each of its Subsidiaries.

         5.09. Resignations. Each of the members of the Board of Directors of the Company shall have resigned from the Board effective as of the date of the Closing, and each of the officers of the Company requested to do so by the Purchaser shall have resigned from his or her respective offices and positions with the Company effective as of the date of the Closing.

         5.10. Employment Agreements. The Company and such individuals as shall have been identified by the Purchase prior to the Closing shall have executed and delivered an employment agreement in the form reasonably satisfactory to the Purchaser.

         5.11. Investor Rights Agreement. The Company and Purchaser shall have entered into an Investor Rights Agreement in the form annexed hereto as Exhibit C.

         5.12. Termination and Release of Certain Agreements. John Freiling shall have entered into the release and termination agreement in the form attached hereto as Exhibit G.

         5.13. Subordination Agreement. The Company and AMRO shall have executed and delivered a Subordination Agreement in the form annexed hereto as Exhibit D.

         5.14. Restructuring Loan Agreement. The Company and Purchaser shall have entered into the Restructuring Loan Agreement and consummated the transactions contemplated therein.

         5.15. AMRO Agreement. The Company and AMRO shall have entered into the AMRO Agreement and consummated the transactions contemplated therein.

         5.16. Existing Preferred Agreement. The Company shall have entered into the Existing Preferred Agreement and consummated the transactions contemplated therein.

         5.17. Approval by Purchaser. Purchaser shall have received the consent and approval of the board of directors of Purchaser to the terms and conditions of this Agreement and the Contemplated Transactions.

         5.18. Material Adverse Change. There shall have been no material adverse change (or changes which in the aggregate are materially adverse) since the date hereof in the financial position, results of operations, properties, business, prospects of, or products and services provided by, the Company, taken as a whole, whether by reason of change in government regulation or action or otherwise.

                                  ARTICLE VI.

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligations of the Company to consummate the Contemplated Transactions shall be subject to the satisfaction, on or before the Closing, of each of the following conditions:

         6.01. Representations and Warranties. Each of the representations and warranties made by Purchaser and FINOVA in this Agreement (including all exhibits hereto), or in any written statement, list or certificate furnished pursuant to an express requirement hereof, shall be true and correct, individually and in the aggregate in all material respects (except that any specific representation or warranty that is qualified as to materiality must be true as written) on and as of the date of the Closing with the same force and effect as though made on and as of the date of the Closing except that any such representation or warranty made as of a specified date shall have been true on and as of such date.

         6.02. Performance. With respect to agreements, covenants, obligations and conditions required to be performed or complied with by Purchaser at or prior to the Closing, Purchaser shall have performed in the aggregate, in all material respects, such agreements, covenants, obligations and conditions.

         6.03. Requisite Approvals. The Company shall have obtained the FCC Consents necessary to be obtained at or prior to the Closing to execute and deliver the Transaction Documents and the other agreements and instruments executed and delivered by the Company in connection herewith, to issue the Purchased Shares and the Purchaser Warrants and to carry out the transactions contemplated hereby and thereby, and such consents shall be in full force and effect at the Closing.

         6.04. Restructuring Loan Agreement. The Company and Purchaser shall have entered into the Restructuring Loan Agreement and consummated the transactions contemplated therein.

         6.05. Opinion of Counsel to the Purchaser and FINOVA. The Company shall have received favorable opinion of Piper Rudnick LLP, counsel for the Purchaser and FINOVA, dated the date of the Closing, in form and substance reasonably satisfactory to the Company.

                                  ARTICLE VII.

                                 INDEMNIFICATION

         7.01. Survival. All of the representations, warranties, covenants, agreements and certifications made in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and continue in effect.

         7.02. Obligation of the Company to Indemnify. The Company hereby agrees to indemnify, defend and hold harmless Purchaser (and its directors, officers, employees, Affiliates, successors, assigns and representatives) from and against all actions, suits, claims, counterclaims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification or in any litigation or arbitration between the parties or with third parties) (collectively, the "Losses") suffered or incurred by Purchaser or any of the foregoing persons arising out of (a) any breach of the representations or warranties of the Company contained in this Agreement or in the schedules hereto or any Transaction Document or (b) any breach or default in the performance by the Company of any covenant or agreement made by the Company under this Agreement or in any Transaction Document.

         7.03. Obligation of Purchaser to Indemnify. Purchaser hereby agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, Affiliates, successors, assigns and representatives) from and against any Losses suffered by the Company or any of the foregoing persons by reason of any breach of the representations and warranties of Purchaser or FINOVA or of the covenants and agreements of Purchaser or FINOVA contained in this Agreement or in the schedules hereto or in any Transaction Document.

         7.04. Defense by Indemnifying Parties.

               (a) An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty (30) days of the date on which an executive officer or representative of such indemnified party first becomes aware of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so notify the indemnifying party within such thirty-day period shall not constitute a waiver of such claim (provided that it does not interfere with the right of the indemnifying party to defend such action) but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice.

               (b) In the event of any indemnified party is entitled to indemnification hereunder based upon a claim asserted by a third party, the indemnifying party shall be given prompt notice thereof, in reasonable detail. The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice. The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty (20) days following notice thereof by the indemnified party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party, on a monthly basis, shall reimburse the indemnified party for all of its reasonable attorneys' fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. Notwithstanding the assumption of the defense of any claim by the indemnified party pursuant to this subsection, the indemnifying party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

               (c) The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Section 7.02 or Section 7.03, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this subsection (c).

                                 ARTICLE VIII.

                                    GLOSSARY

         8.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Accredited Investor" shall have the meaning assigned to that term in Rule 501 under the Securities Act.

               "Affiliate" of any person shall mean a Person controlling, controlled by or under common control with, any such Person.

               "Agreement" means this Restructuring Agreement as from time to time amended and in effect between the parties, including all Exhibits and Schedules hereto.

               "Board of Directors" or "Board" means the board of directors of the Company as constituted from time to time.

               "Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banks in New York, New York are required or authorized by Law or executive order to remain closed.

               "Certificate of Designation" shall have the meaning assigned to that term in Section 1.01.

               "Cleanup" means any investigative, monitoring, cleanup, removal, containment or other remedial or response action required by any Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial" and "response action" include the types of activities covered by the Comprehensive Environmental Response, Compensation and Liability Act.

               "Closing" shall have the meaning assigned to that term in Section 1.05.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Common Stock" means the common stock, $.01 par value per share, of the Company.

               "Company" means Aquis Communications Group, Inc., a Delaware corporation, and its successors and assigns.

               "Consolidated" and "consolidating" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with GAAP consistently applied throughout reporting periods.

               "Company Source Code" means any source code, or portion, aspect or segment of any source code, relating to any Proprietary Right owned or licensed to the Company or otherwise used by the Company.

               "Contract" means any contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation (whether written or oral and whether express or implied) that is legally binding.

               "Contravention" or "Contravene" -- an act or omission would "Contravene" something if, as the context requires:

               (a) the act or omission would conflict with it, violate it, result in a breach or violation of or failure to comply with it, or constitute a default under it;

               (b) the act or omission would give any Governmental Authority or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate or modify it, to exercise any remedy or obtain any relief under it or to declare a default or accelerate the maturity of any obligation under it; or

               (c) the act or omission would result in the creation of an Encumbrance on the stock or assets of the Company.

               "Conversion Shares" shall have the meaning assigned to that term in Section 1.04.

               "Encumbrance" means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal or similar restriction.

               "Environmental, Health and Safety Liabilities" means any adverse consequence or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to
(a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health condition, and regulation of any chemical substance or product), (b) any fine, penalty, judgment, award, settlement, Proceeding, damages, loss, claim, demand and response, investigative, monitoring, remedial or inspection cost or expense arising under Environmental Law or Occupational Safety and Health Law, (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damage, or (d) any other compliance, corrective or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

               "Environmental Law" means any Law that requires or relates to (a) advising appropriate Governmental Authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment, (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment, (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated, (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of,
(e) protecting resources, species or ecological amenities, (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances, (g) Cleanup of pollutants that have been Released, preventing the threat of Release, or paying the costs of such Cleanup or prevention, or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

               "Equitably Adjusted" means that an equitable adjustment will be made whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Company.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC (or of any other federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

               "FCC" means the Federal Communications Commission or similar regulatory authority established in replacement thereof.

               "FCC Consent" means action by the FCC or its staff pursuant to delegated authority authorizing without conditions (other than conditions generally applicable to such transactions having no material adverse affect in the sole determination of Purchaser) the transfer of control of ACI to Purchaser, which action has not reversed, stayed, enjoined, set aside, annulled or suspended within the deadline, if any, provided by applicable FCC Law, and with respect to which no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review is pending, and as to which the time provided by applicable FCC Law for filing any such request, motion, petition, application, appeal or notice, and for the entry of an order staying, reconsidering or reviewing on the FCC's or other regulatory authority's own motion, has expired.

               "FCC Law" means the Communications Act of 1934, as amended, including as amended by the Telecommunications Act of 1996, and the published and effective rules, regulations and policies promulgated thereunder.

               "Governmental Authority" means a Federal, state, local or foreign court, legislature, governmental department or agency (including, without limitation, the United States Department of Justice), commission, board, bureau or regulatory or administrative authority or instrumentality.

               "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from any of the Company's facilities or any part thereof into the environment, and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to individuals or property on or off the Company's facilities, or that may affect the value of any of the Company's facilities or its assets.

               "Hazardous Material" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

               "Indebtedness" means (i) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) all obligations under leases required to be capitalized in accordance with GAAP.

               "Intellectual Property" means any intellectual property owned, used or licensed (as licensor or licensee) by the Company, including (a) the Company's name, assumed business names and corporate names, (b) patents, patent disclosures, trademarks, service marks, trade dress, trade names, logos, copyrights and mask works, and all registrations, applications and goodwill associated with the foregoing, (c) all computer software (including source and object codes), databases, data models or structures, algorithms, system architectures and related documentation, data and manuals, (d) trade secrets, know-how and confidential business information (including information concerning products, product specifications, data, formulae, compositions, designs, sketches, photographs, graphs, drawings, samples, inventions, discoveries, ideas, past, current, and planned research and development, current and planned methods and processes, client and customer lists and files, current and anticipated client and customer requirements, vendor and supplier lists and files, price lists, market studies, business plans, business opportunities and financial data), (e) rights in Internet web sites and domain names used by the Company and (f) rights in electronic mail addresses and in telephone, facsimile, cable or similar numbers used by the Company.

               "Key Employee" means and includes the following persons, if any: the Company's chairman of the board, chief executive officer, chief operating officer, president, chief financial officer and executive vice president.

               "to the Company's knowledge" means the actual knowledge of any of the directors, officers or Key Employees of the Company, after diligent inquiry and after performance of the duties within the scope of each such person's responsibility in the position held.

               "Law" or "Laws" means any constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law, principle of common law or notice of any Governmental Authority.

               "License" means a license, permit, franchise, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility (including any emissions, discharges or releases therefrom), or to transact an activity or business, or to use an asset or process, in each case issued or granted by a Governmental Authority.

               "Material Adverse Effect" means any event, change, occurrence, effect, fact or circumstance having a material adverse effect on (x) the business assets, conditions (financial or otherwise) or results of operation of the Company or (y) the ability of the Company to consummate the Contemplated Transactions, excluding from the foregoing the effect, if any, of changes in general economic, regulatory or political conditions or changes effecting generally the wireless communication sectors.

               "Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

               "Order" means any order, injunction, judgment, decree, writ, ruling, assessment or arbitration award of any Governmental Authority or arbitrator and any Contract with any Governmental Authority pertaining to compliance with Law.

               "Person" or "person" means an individual, corporation, partnership, limited liability company, joint venture, trust, entity, or unincorporated organization, or a government, or any agency or political subdivision thereof.

               "Preferred Stock" means the preferred stock, $.01 par value per share, of the Company.

               "Proceeding" means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

               "Proprietary Rights" means valid and enforceable licenses or other rights to use Intellectual Property, business and marketing plans, industrial property and all technical information, customer lists, management information systems, drawings, designs, processes and quality control data and all similar materials recording or evidencing proprietary expertise or information, or other rights with respect thereto.

               "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the environment or into or out of any property.

               "SEC" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

               "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC (or of any other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

               "Convertible Preferred Stock" means the Senior Convertible Preferred Stock, $.01 par value per share, of the Company having the rights, powers, privileges and preferences set forth in the Certificate of Designation.

               "Shares" means, collectively, the Purchased Shares, the Conversion Shares and the Exercise Shares.

               "Subsidiary" or "Subsidiaries" means any Person of which the Company directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting or economic interest.

               "Tax" or "Taxes" means all federal, state, local, foreign and other taxes, charges, fees, duties (including customs duties), levies or assessments, including income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee's income withholding, other withholding, unemployment and social security taxes, that are imposed by any Governmental Authority, and including any interest, penalties or additions to tax attributable thereto.

               "Tax Return" means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

               "Transaction Documents" shall have the meaning assigned to it in
Section 2.01.

         8.02. Accounting Terms. All accounting terms not specifically defined herein or in any of the Transaction Documents shall be construed in accordance with generally accepted accounting principles as applied in the United States of America ("GAAP") consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         9.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         9.02. Amendments, Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least a majority in interest of the Purchased Shares and Conversion Shares issued upon conversion thereof and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consents shall be effective to reduce the percentage in interest of the Shares the consent of the holders of which is required under this Section 9.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.03. Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered to each applicable party at the address set forth in Schedule 9.03 hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section. All such notices, requests, demands and other communications shall be considered to be effective when delivered.

         9.04. Costs, Expenses and Taxes. The Company shall pay all expenses and fees incurred by Purchaser in connection with Restructuring, including without limitation attorneys, accountants, valuation consultants and other professionals, in cash at Closing. The Company shall pay any and all stamp or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of any securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. The Company shall pay all costs and expenses in connection with the preparation, filing and dissemination of the Proxy Statement, including any and all amendments or supplements thereto.

         9.05. Effectiveness; Binding Effect; Assignment; No Third Party Rights. This Agreement shall be binding upon and inure to the benefit of the Company, Purchaser and the respective successors and assigns; provided, that, the Company may not assign any of its rights or obligations under this Agreement without the prior written consent of Purchaser. Purchaser may assign all or any part of its rights and obligations hereunder to any person who acquires any Shares owned by Purchaser. Any such assignment shall operate to release Purchaser from its liabilities and obligations under this Agreement with respect to the Shares so sold or assigned. A person to whom all or a part of Purchaser's rights are so assigned, whether by Purchaser or by a subsequent person, may, if so agreed to by Purchaser, become a party to this Agreement, entitled to those rights and benefits set forth herein applicable to Purchaser or such Shares. Nothing herein is intended to, nor shall it, create any rights in any person other than the parties hereto and their respective successors and assigns. The foregoing is in addition to, and not in limitation of; all other rights, powers and privileges of Purchaser.

         9.06. Prior Agreements. The Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

         9.07. Severability. The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and without giving effect to choice of laws provisions.

         9.09. Jurisdiction; Service of Process. Subject to the provisions of
Section 7.05 hereof, any action or Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the United States of America, State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or Proceeding and waives any objection to venue laid therein. Process in any action or Proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         9.10. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         9.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         9.12. Further Assurances. From and after the date of this Agreement, upon the request of Purchaser, FINOVA or the Company, the Company, Purchaser and FINOVA shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Contemplated Transactions, the Transaction Documents and the Shares.

         9.13. Transfer. Except as may be limited by federal or state securities laws, nothing in the Transaction Documents or the Shares shall restrict the right and ability of Purchaser or its Affiliates to transfer, and Purchaser is hereby granted the right to transfer any rights, power or privileges of or under the Transaction Documents or the Shares to its Affiliates. The foregoing is in addition to, and not in limitation of, all other rights, powers and privileges of Purchaser.



                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Restructuring Agreement to be executed as of the date first above written.



                                    AQUIS COMMUNICATIONS GROUP, INC.


                                    By: /s/ John B. Frieling
                                       -----------------------------------------
                                         Name:  John B. Frieling
                                         Title: CEO


                                    DESERT COMMUNICATIONS I, LLC


                                    By: /s/ John B. Burtchaell
                                       -----------------------------------------
                                         Name:  John B. Burtchaell
                                         Title: Senior Vice-President


                                    FINOVA CAPITAL CORPORATION


                                    By: /s/ John B. Burtchaell
                                       -----------------------------------------
                                         Name:  John B. Burtchaell
                                         Title: Senior Vice-President


                                    AQUIS COMMUNICATIONS GROUP, INC.


                                    By: /s/ D. Brian Plunkett
                                       -----------------------------------------
                                         Name:  D. Brian Plunkett
                                         Title: CFO